Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-12073, 333-109836, and 333-110476) and in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, 333-95033, and 333-102327) of Nu Skin Enterprises, Inc. of our report dated March 15, 2004 relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, UT
March 15, 2004